EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use in this Form SB-2 Registration Statement of Electronic Came Card, Inc. of our report dated April 19, 2005 relating to the financial statements of Electronic Game Card, Inc. as of and for the years ended December 31, 2004 and 2003, which is incorporated by reference into such Form SB-2

     We also consent to the reference to us under the caption "Experts" in the SB-2.

ROBISON, HILL & CO.
Salt Lake City, Utah


/s/ Robison, Hill & Co.
-----------------------

June 17, 2005